Exhibit a1

CERTIFICATE OF CORRECTION
TO CORRECT AN ERROR
IN
ARTICLES OF AMENDMENT

Pursuant to the provisions of Section 1-207 of Corporations and Associations Articles, Annotated Code of Maryland, the undersigned execute(s) the following Certificate of Correction.

1. The name of each party to the document being corrected is
ARTIO SELECT OPPORTUNITIES FUND INC.

          2. That an ARTICLES OF AMENDMENT was filed with the Department of Assessments and Taxation of the State of Maryland on JULY 27, 2012 and that said document requires correction as permitted under the provisions of Section 1-207 of the Corporations and Associations Article of Annotated Code of Maryland.

          3. The error or defect in said document to be corrected is as follows:

SECOND: The foregoing amendment to the charter of the Corporation have been duly advised and approved by the Board of Directors of the Corporation and approved by the stockholders of the Corporation, as required by law.

          4. The foregoing inaccuracy or defect in the document is corrected to read as follows:

SECOND: The foregoing amendment to the charter of the Corporation have been duly advised and approved by the Board of Directors of the Corporation, as required by law.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Correction to be signed in its corporate name on its behalf by its President, Anthony Williams, and attested by its Treasurer, Alex Bogaenko, on this 3rd day of October, 2012.

ARTIO SELECT OPPORTUNITIES FUND INC.

	By:	/s/ Anthony Williams

Anthony Williams, President

ATTEST:

/s/ Alex Bogaenko

Alex Bogaenko, Treasurer

Exhibit a1

THE UNDERSIGNED, President of ARTIO SELECT OPPORTUNITIES FUND INC., who executed on behalf of said Corporation the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation that this Certificate of Correction is the act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under penalties of perjury.

ARTIO SELECT OPPORTUNITIES FUND INC.

By:	/s/ Anthony Williams

Anthony Williams, President